UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 4, 2025

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, the Board of Directors of MVB Financial Corp. (“MVB” or “MVB Financial”) (Nasdaq: MVBF) appointed Rick Cordella as a Member of the Board.

Mr. Cordella has served as President of NBC Sports since September 2023, overseeing NBC Olympics, Golf Channel, NBC Sports Digital, GolfNow and SportsEngine.

Mr. Cordella played a pivotal role in expanding NBC Sports' digital footprint, overseeing initiatives like NBC Sports Gold, NBCOlympics.com, and the development of various sports apps. As a founding executive of Peacock, Cordella was instrumental in launching the platform and driving its sports content strategy.

Prior to the President position, Mr. Cordella held various leadership roles at NBC Sports since 2006, including General Manager of NBCUniversal and Executive Vice President and General Manager of NBC Sports Digital.

Mr. Cordella was named to Sports Business Journal's “Forty Under Forty” list in 2012 and 2014.

He graduated from Providence College in 1999 with a B.S. in Business Management and a minor in Computer Science and holds an MBA from Boston College.

Mr. Cordella does not have any transactions reportable under Item 404(a) of Regulation S-K and there were no arrangements or understandings pursuant to which Mr. Cordella was appointed as a director. Mr. Cordella will be entitled to the same compensation and benefits made available to MVB Financial’s non-employee directors generally.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: June 5, 2025